                                                            Exhibit No. EX-99.i.

                               September 27, 2006

Gartmore Mutual Funds
1200 River Road, Suite 1000
Conshohocken, PA  19428

     Subject:  Gartmore   Mutual  Funds,  a  Delaware   statutory   trust  (the
               "Trust")--Post-Effective  Amendment  No. 81,  Amendment No. 82 to
               Registration  Statement  on Form  N-1A,  to be  filed  under  the
               Securities  Act of 1933 and the  Investment  Company Act of 1940,
               each as amended (the "Post-Effective Amendment")

Ladies and Gentlemen:

          This  opinion  is  given  in   connection   with  the  filing  of  the
above-referenced  Post-Effective  Amendment  relating to an unlimited  amount of authorized shares of beneficial interest, no par value, of the new series of the
Trust listed below.

          In connection with our giving of this opinion, we have examined: (i) a copy of the Trust's  Certificate of Trust,  as filed with the Secretary of State of the State of  Delaware  on October  1, 2004;  (ii) the  Trust's  Amended  and
Restated  Agreement  and  Declaration  of Trust  ("Declaration  of Trust") dated
October 28, 2004, as further amended to date; (iii) the Trust's By-Laws;  (iv) a
Good Standing Certificate, dated September 26, 2006, from the Secretary of State of the State of Delaware;  and (v) various other  pertinent  proceedings  of the
Board of Trustees  of the Trust (the  "Board")  as well as other  documents  and items we deem material to this opinion.

          The  Trust  is  authorized  by the  Declaration  of  Trust to issue an unlimited  number of shares of beneficial  interest,  all without par value. The
Declaration of Trust authorizes the Board of Trustees of the Trust (the "Board")
to designate any additional series and to allocate shares to separate series and to divide  shares of any series into two or more classes and to issue classes of any series.

          The Trust has filed with the U.S. Securities and Exchange  Commission, a registration  statement under the Securities Act, which registration statement is deemed to register an  indefinite  number of shares of the Trust  pursuant to the provisions of Section 24(f) of the Investment  Company Act. You have further advised  that the Fund has filed,  and each year  hereafter  will timely file, a
Notice  pursuant to Rule 24f-2  under the  Investment  Company  Act of 1940,  as amended,  perfecting  the  registration  of the shares sold by the series of the
Trust during each fiscal year during which such  registration  of an  indefinite number of shares remains in effect.

          You have also informed us that the shares of the Trust have been,  and will  continue  to be,  sold in  accordance  with the  Trust's  usual  method of distributing its registered shares,  under which prospectuses are made available for  delivery to offerees  and  purchasers  of such  shares in  accordance  with
Section 5(b) of the Securities Act.

          The following opinion is limited to the Federal Securities laws of the
United  States and the Delaware  Statutory  Trust Act  governing the issuance of shares of the Trust only, and does not extend to other  securities or "Blue Sky"
laws or to other laws.

          Based upon the foregoing  information and examination,  so long as the
Trust remains a valid and subsisting statutory trust under the laws of its state of formation,  and the  registration  of an  indefinite  number of shares of the
Trust remains  effective,  the authorized  shares of the following series of the
Trust,  when  issued  for the  consideration  set by the Board  pursuant  to the
Declaration  of Trust and as described  in this  Post-Effective  amendment,  and subject to compliance with Rule 24f-2, will be legally outstanding,  fully-paid, and  non-assessable  shares, and the holders of such shares will have all of the rights  provided for with respect to such holdings by the  Declaration  of Trust and the laws of the State of Delaware:

          1.   Gartmore Hedged Core Equity Fund;

          2.   Gartmore Small Cap Growth Opportunities Fund; and

          3.   Gartmore Small Cap Value Fund

          We hereby consent to the use of this opinion, in lieu of any other, as an exhibit to the Registration  Statement of the Trust along with any amendments thereto,  covering  the  registration  of the  shares  of the  Trust  under  the
Securities Act and the applications,  registration statements or notice filings, and amendments  thereto,  filed in accordance  with the  securities  laws of the several states in which shares of the Trust are offered,  and we further consent to references in the  registration  statement of the Trust to the fact that this opinion concerning the legality of the issue has been rendered by us.

                               Very truly yours,

                               STRADLEY RONON STEVENS & YOUNG, LLP

                               BY:    /s/  Barbara A. Nugent
                                      Barbara A. Nugent, a Partner